Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of ________________ (this “Agreement”) and is between L3Harris Technologies, Inc., a Delaware corporation (the “Company”), and ______________________ (“Indemnitee”).

Background

The Company believes that in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

The Company desires and has requested Indemnitee to serve as a director or officer of the Company and, in order to induce the Indemnitee to serve as a director or officer of the Company, the Company is willing to grant the Indemnitee the indemnification provided for herein.  Indemnitee is willing to so serve on the basis that such indemnification be provided.  The indemnification provided herein is a supplement to and in furtherance of any rights granted under the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “By-Laws”) and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

In consideration of Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

The Indemnitee is currently a party to an Indemnification Agreement dated _______________________, with [the Company] [L3 Technologies, Inc.] and the Company and the Indemnitee have agreed that this Agreement shall replace and supersede the prior Indemnification Agreement in all respects.

Section 1. Indemnification.

To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”):

(a)          The Company shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity.

(b)       The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.

Section 2. Advance Payment of Expenses.  To the fullest extent permitted by the DGCL, expenses (including attorneys’ fees) reasonably incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time.  The Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof.  No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement.  This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a)          Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof.  The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b)          With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company.  Notwithstanding the foregoing, if Indemnitee, based on the advice of counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense.  In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c)          To the fullest extent permitted by the DGCL, the Company’s assumption of the defense of an action, suit or proceeding in accordance with paragraph 3(b) will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 1 of this Agreement.

(d)        The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a).  If the Company determines that Indemnitee is entitled to such indemnification or, as contemplated by paragraph 3(c) the Company has acknowledged such entitlement, the Company will make payment to Indemnitee of the indemnifiable amount within such 30 day period.  If the Company is not deemed to have so acknowledged such entitlement or the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL.

(e)          In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses.  Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the DGCL.

(f)          Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be.  The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.

Section 4. Insurance and Subrogation.

(a)          The Company shall purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement.  Such insurance policies shall have coverage terms and policy limits that are reasonable in scope and amount, as determined by the Company in its reasonable discretion.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of the coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Company otherwise determines in good faith that obtaining or maintaining such insurance is not in the best interests of the Company. At the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b)          In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy.  Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c)         The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)         The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.

(b)        The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c)          The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(d)          The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section 6. Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)          Claims Initiated by Indemnitee.  Prior to a change in control, to indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof), however denominated, initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 6(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

(b)        Action for Indemnification.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the DGCL), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 6(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2.

(c)       Section 16(b) Matters.  To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d)          Fraud or Willful Misconduct.  To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.

(e)        Prohibited by Law.  To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

Section 7. Change in Control.

(a)          The Company agrees that if there is a change in control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect, the Company shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). In addition, upon written request by Indemnitee for indemnification pursuant to Section 3(a), a determination, if required by the DGCL, with respect to Indemnitee's entitlement thereto shall be made by such independent counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee.  The Company agrees to pay the reasonable fees of the independent counsel referred to above and to indemnify fully such counsel against any and all reasonable expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)         The Company agrees that if there is a change in control of the Company, the Company shall maintain (or cause to be maintained) for the benefit of Indemnitee, the same policy or policies of insurance maintained in accordance with Section 4(a) of this Agreement immediately prior to such change in control for a period of six years after the change in control or the termination of this Agreement in accordance with Section 15, whichever is later.

(c)        For purposes of this Agreement, a “change in control” of the Company shall be deemed to have occurred after the date of this Agreement if:

(i)          any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the  “Company Voting Securities”);  provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii)          individuals who, on June 29, 2019, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board,  provided  that any person becoming a director subsequent to June 29, 2019, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)        there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the Company resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a  “Non-Control Transaction”);

(iv)         the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)         the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding;  provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

For the purposes of this definition of “change in control” the term “Board” shall mean the Board of Directors of the Company and the term “Subsidiary” shall mean any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

(vi)        For purposes of Section 7, the term “independent counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (A) the Company or Indemnitee in any matter material to either such party, or (B) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

Section 8.  Certain Settlement Provisions.  The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent.  The Company shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent.  Neither the Company nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.

Section 9. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 10. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6 or 8.

Section 11. Form and Delivery of Communications.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) to the Company: (i) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (iii) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, and (b) to the Indemnitee by email transmission. Notice to the Company shall be directed to L3Harris Technologies, Inc., 1025 West NASA Boulevard, Melbourne, Florida 32919, Attention: General Counsel.  Notice to Indemnitee shall be emailed to: _____________and/or ____________ If any email address of Indemnitee shall change, Indemnitee shall provide prompt notice to the Company of an alternate email address.

Section 12. Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the Company’s Certificate of Incorporation or Bylaws, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee.  No amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 13. No Construction as Employment Agreement.  Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of the Company or in the employ of the Company.  For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of the Company.

Section 14. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the DGCL.

Section 15. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee to enforce or interpret this Agreement, as provided in Section 2. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall use its reasonable best efforts to require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession has taken place.

Section 16. Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 17. Modification and Waiver.  No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 18. Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Indemnitor, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 19. Service of Process and Venue.  The Company hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement may brought in the Chancery Court of the State of Delaware (the “Delaware Court”), (b) consents to submit to the non-exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consents to service of process at the Company’s address set forth in Section 11 of this Agreement with the same legal force and validity as if served upon the Company personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 20. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 21. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 22.  Headings and Section References.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Section references are to this Agreement unless otherwise specified.

This Indemnification Agreement has been duly executed and delivered to be effective as of the date stated above.

L3HARRIS TECHNOLOGIES, INC.

By
Name:
Title:

ATTEST:

Secretary:

INDEMNITEE:

Name: